UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☐

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONSOLIDATED WATER CO. LTD.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONSOLIDATED WATER CO. LTD.

Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands

Supplement to
Definitive Proxy Statement
for the Annual General Meeting of Shareholders
to be held on Monday, June 1, 2026

IMPORTANT NOTICE

This material is being furnished as additional definitive proxy soliciting material by Consolidated Water Co. Ltd. (the “Company”) in connection with the Company’s Annual General Meeting of Shareholders to be held on Monday, June 1, 2026 (the “Annual General Meeting”). This supplement relates to Proposal 2 on the agenda for the Annual General Meeting, the approval of the Company’s 2027 Employee Stock Incentive Plan (the “2027 Plan”).

This communication is a supplement to, and should be read together with, the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026, and first distributed to shareholders on or about April 22, 2026 (the “Proxy Statement”). The Proxy Statement contains important information regarding the Annual General Meeting, the 2027 Plan, and the other proposals to be considered at the Annual General Meeting.

Shareholders are urged to read the Proxy Statement and other relevant materials filed with the SEC before making any voting decision. The Proxy Statement and other relevant materials are available free of charge at www.proxyvote.com, at the SEC’s website at www.sec.gov, or by contacting the Company at Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, P.O. Box 1114, Grand Cayman, KY1-1102, Cayman Islands.

The Board of Directors unanimously recommends that you vote FOR Proposal 2 (Approval of the 2027 Employee Stock Incentive Plan). The following supplemental information is provided to highlight several key features of the 2027 Plan and the Company’s equity compensation practices that the Board believes support a vote in favor of the proposal.

The 2027 Plan is Modest in Size and Narrowly Targeted

•	The 2027 Plan authorizes only 500,000 shares, representing approximately 3.1% of the Company’s outstanding shares as of the record date.

•	Unlike the Company’s existing 2008 Equity Incentive Plan, which covers directors and executives, the 2027 Plan is limited exclusively to non-executive, non-director employees – approximately 265 people as of the record date.

•	The 2027 Plan is designed to attract, retain and motivate the broader employee workforce and to align their interests with those of the Company’s shareholders through the ownership of shares.

The 2027 Plan Represents a Modest Shareholder Value Transfer

•	The 2027 Plan’s 500,000-share reserve is a standalone pool that does not incorporate or draw upon shares remaining available under the Company’s existing equity plans. No shares are rolled over from prior plans into the 2027 Plan.

•	On an incremental basis, based on the Company’s 200-day average closing stock price as of March 1, 2026 ($33.47 per share), the 500,000 newly requested shares represent a Shareholder Value Transfer of approximately 3.12% of the Company’s equity value.

•	The 2027 Plan serves a different eligible population (non-executive, non-director employees) than the Company’s existing equity arrangements, and the Company believes that evaluating the 2027 Plan’s cost on an incremental basis is the most informative approach for shareholders.

The Company Has a Track Record of Disciplined Equity Usage

•	The Company’s three-year average equity burn rate (calculated on a value-adjusted basis using the ratio of the grant-date fair value of equity awards to market capitalization) is 0.47%.

•	The Company’s annual unadjusted burn rates have been consistently low: 0.49% in 2025, 0.46% in 2024, and 0.61% in 2023.

•	50% of CEO equity compensation is performance-conditioned, with a three-year measurement period, demonstrating alignment between executive pay and long-term performance.

Strong Shareholder Protections Are Built into the 2027 Plan

•	No evergreen or automatic share replenishment provision.

•	No liberal share recycling (i.e., shares used for tax withholding or option exercise reduce the available pool).

•	One-year minimum vesting requirement for at least 95% of all awards.

•	No dividends paid on unvested equity awards.

•	Repricing and cash buyouts of underwater options are prohibited without shareholder approval.

•	No loans to participants.

•	Double-trigger change-in-control vesting (service-based awards accelerate only upon involuntary termination at or following a change in control).

The Committee’s Vesting-Acceleration Authority Is Constrained by Plan Design

•	While the 2027 Plan preserves the Compensation Committee’s discretion to accelerate vesting in appropriate circumstances, that authority is constrained by the 95% minimum one-year vesting requirement and the double-trigger change-in-control structure.

•	The 2027 Plan does not present a liberal change-in-control vesting risk.

The Company Maintains Meaningful Recoupment Rights

•	The Company’s Incentive Compensation Recoupment Policy (adopted in compliance with Nasdaq rules) applies to both equity-based and cash compensation awards.

•	The policy covers compensation granted, earned, or vested based on a Financial Reporting Measure, including stock price and total shareholder return.

•	The 2027 Plan separately allows award agreements to provide for reduction, cancellation, forfeiture or recoupment upon events including termination for cause, violation of material Company policies, breach of restrictive covenants, or other conduct detrimental to the Company.

•	The recoupment policy prohibits indemnification against recovery and prohibits any agreement that would exempt covered compensation from the policy.

Pay is Aligned with Performance, and Shareholders Have Recently Expressed Support

•	The Company’s 2025 say-on-pay proposal received approximately 95% support.

•	Total shareholder returns are strong: 38.76% over one year, 35.55% annualized over three years, and 26.41% annualized over five years, all of which are well above sector and index comparisons.

•	CEO pay is below peer median (0.74x peers on a one-year basis and 0.79x peers on a three-year average basis).

Without the 2027 Plan, the Company Cannot Competitively Compensate Its Workforce

•	The Company operates in a competitive labor market and needs equity incentives to attract, motivate and retain non-executive employees whose contributions are essential to continued growth.

•	The 2027 Plan aligns all employees’ interests with shareholder value by tying compensation to stock performance.

•	Without the 2027 Plan, the Company would lack a modern equity compensation vehicle for its broader employee base, potentially impairing retention during a period of strong operational and financial performance.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 2 (Approval of the 2027 Employee Stock Incentive Plan).

Note About Forward-Looking Statements

This filing includes estimates, projections, statements relating to the Company’s business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. The Company describes risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Forms 10-K and 10-Q. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, unless required to do so by law.